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Exhibit 99.2

                    Cirrus Logic To Acquire ShareWave, Inc.,
            A Leading Provider of Wireless Home Networking Solutions


AUSTIN, Texas - July 19, 2001 Cirrus Logic Inc. (Nasdaq: CRUS), the premier supplier of high-performance analog and DSP chip solutions for consumer entertainment electronics, today announced that it has signed a definitive agreement to acquire ShareWave, Inc., the pioneer in consumer-friendly wireless home networking. ShareWave's Whitecap(TM) technology, which is based on IEEE
802.11 standards, is the industry's only wireless LAN (WLAN) solution capable of seamlessly sharing high-quality audio and video entertainment throughout the home. This acquisition significantly strengthens the connectivity segment of Cirrus Logic's vision, which is to provide semiconductor solutions that allow people to hear, see, connect and enjoy digital entertainment.

          Cirrus Logic will pay an estimated $92 million for ShareWave in this stock-for-stock transaction. The acquisition has been approved by the boards of directors of both companies and is expected to close in August following customary regulatory approvals. Based on Cirrus Logic's current forecasts, it is anticipated to be accretive to pro forma EPS within three quarters following the closing.

          According to market research firm IDC, the number of networked homes is expected to grow from 4.1 million in 2000 to 18.9 million in 2004, and the number of networked devices will increase from 13.9 million to 106.8 million.

          "This is another step in the realization of our vision by establishing a strong home networking technology presence to complement our existing leadership in audio technology," said David D. French, president and chief executive officer of Cirrus Logic. "ShareWave's Whitecap technology is uniquely designed to meet the specific needs of home networks, and is the first to provide the quality of service demanded by consumers as they share high fidelity, digital multimedia content. We believe there is a fast-growing market opportunity for consumers to wirelessly connect many of the entertainment devices in their home. ShareWave's technology already is shipping in
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products from Panasonic and NETGEAR, and the company has strong relationships with other major industry players such as Cisco in the consumer, set-top box and networking equipment markets."

          ShareWave, a privately held, fabless semiconductor company with 80 employees, will continue to operate as a Cirrus Logic division from its current location in El Dorado Hills, Calif. The company boasts a number of industry firsts and differentiators, based on its patented Whitecap technology. These include: the first to wirelessly transmit high-fidelity multimedia such as MPEG-2 video and CD-quality audio; the first to incorporate consumer ease-of-use features such as Coordinator Redundancy; and the first to incorporate techniques to avoid interference specific to the home, such as microwave ovens or cordless phones. Interference immunity is done with ShareWave's innovative Channel Agility and FEC (Forward Error Correction), which maximizes the quality of the network connection without any intervention from the user.

          Amar Ghori, ShareWave vice president, chief technology officer and a co-founder, will become general manager of the ShareWave division, reporting to David French. ShareWave's current president and chief executive officer E. Jock Ochiltree will become a strategic advisor.

          "This is a great match of vision, technologies, products and people," said Ochiltree. "We already share many of the same goals, and Cirrus Logic's extensive relationships worldwide with consumer entertainment companies will accelerate deployment of our wireless networking solutions."

          "ShareWave offers the industry's only WLAN technology suited to true consumer entertainment applications," said Ghori. "We are excited to align these capabilities with the leading consumer entertainment electronics semiconductor company in the industry."

                         ShareWave Technology Overview

          ShareWave delivers the industry's only solution for seamlessly transmitting high-fidelity multimedia content-including DVD-quality video and CD-quality audio-wirelessly throughout the home. ShareWave's Whitecap technology enables an exciting new range of consumer interaction with digital content. Imagine, for example:
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     . Listening to MP3 audio files on a home stereo instead of PC speakers

     . Watching DVD or DVR (Digital Video Recorder) videos on multiple TV sets throughout the household, versus only the TV that's wired to the player/set-top

     . Enjoying new digital services, such as video-on-demand (VOD), from a mobile pad that can be taken anywhere in the home

     . Accessing a shared broadband Internet connection from the living room, bedroom, or patio

     . Doing all of these activities simultaneously, without one transmission interfering with another

          ShareWave's portfolio of standards-compliant technologies includes wireless network controllers (ICs), Whitecap network protocols, and a broad range of radio and system reference designs.

          Whitecap technology is based on the IEEE 802.11 (Wi-Fi) standard, but enhances this standard with industry leading features that support the unique needs of consumers-including multimedia support, ease of use, and reliability. Whitecap is the industry's first embodiment of core IEEE 802.11e technology, the upcoming IEEE industry standard for multimedia-capable wireless LANs.

                               About Cirrus Logic

     Cirrus Logic is the premier supplier of high-performance analog and DSP chip solutions for consumer entertainment electronics that allow people to see, hear, connect, and enjoy digital entertainment. Building on its global market share leadership in audio integrated circuits and its rich mixed-signal patent portfolio, the company targets mainstream audio, video and Internet entertainment applications in the consumer entertainment market. Cirrus Logic operates from headquarters in Austin, Texas and major sites located in Fremont, California and Broomfield, Colorado, as well as offices in Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com
                                                          --------------
http://www.cirrus.com.
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                                About ShareWave

          ShareWave provides semiconductor technology for multimedia-capable wireless home networks. The company is privately held with its headquarters in El Dorado Hills, Calif. ShareWave has received funding from APV Technology Partners, Cisco Systems, Intel Corporation, KLM Capital, Kyushu Matsushita Electric Co., Ltd., Microsoft Corporation, Philips Electronics NV, SBC Communications, Inc., SOFTBANK Technology Ventures, Vulcan Ventures, Inc., and other public and private investors. ShareWave has announced alliances with Cisco, NETGEAR and Panasonic. Fortune Small Business named ShareWave a "Hot Company" in May 2001. For more information on ShareWave, visit the company's web site at www.sharewave.com http://www.sharewave.com
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Except for historical information contained herein, the matters set forth in this news release are forward-looking statements that are dependent on certain risks and uncertainties including such factors, among others, as the ability of the Company to successfully integrate ShareWave into its operations, the ability of the Company to realize synergies anticipated as a result of the ShareWave acquisition; overall conditions in the semiconductor market; the rate of consumer electronics market adoption of new products; customer cancellations of orders, or the failure to place orders consistent with forecasts; hardware or software deficiencies; delays in customer qualification of key new products; final determination of appropriate inventory write-downs based on the outlook at the end of each quarter; actual operational spending; and the risk factors listed in the company's Form 10-K for the year ended March 31, 2001, and in other filings with the Securities and Exchange Commission. The foregoing information concerning Cirrus Logic's business outlook represents our outlook as of the date of this news release, and Cirrus Logic undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.


Cirrus Logic(R) is a registered trademark of Cirrus Logic, Inc.

Editor Note: Graphics and home environment photos depicting and displaying ShareWave's technology can be found at http://www.sharewave.com/Press/Photo_Library/photo_library.html#scenario.
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White papers outlining the company's Whitecap technology can also be found at
http://www.sharewave.com/Press/Press_Kit/press_kit.html.

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